Exhibit 99.1
Veoneer’s Chief Technology Officer will leave the Company to pursue new career opportunity

Stockholm, Sweden, December 17, 2020: The automotive technology company Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), today announced that the Company’s Chief Technology Officer, Nishant Batra, has decided to leave the Company to pursue a new career opportunity.

Mr. Batra joined Veoneer in November 2018 from Ericsson and will leave in January to return to the telecommunications industry as Chief Strategy & Technology Officer for Nokia Corporation and will relocate to the United States. Giuseppe Rosso, Veoneer’s current Vice President Systems & Software will be appointed Acting Chief Technology Officer of Veoneer upon Mr. Batra’s departure. A permanent replacement will be communicated at a later date.

“I would like to thank Nishant Batra for his strong contributions to Veoneer. During his time with the Company we have defined a competitive, long-term technology roadmap for Veoneer which we are now implementing. I respect his decision to return to the United States and the telecommunications industry,” said Jan Carlson, Chairman, President and CEO, Veoneer.

“I am proud of my time at Veoneer and I wish the Company all the best for the future. Veoneer is very well positioned in ADAS and automation, one of the strongest growth trends in the automotive industry. For me, it is a personal decision to return to the United States and the telecommunications industry. I would like to thank all of my Veoneer colleagues for more than two years of great cooperation,” said Nishant Batra, Chief Technology Officer, Veoneer.

For more information please contact:

Media:
Thomas Jönsson, Communications & IR, thomas.jonsson@veoneer.com, tel +46 (0)8 527 762 27

Investors & analysts:
Thomas Jönsson, Communications & IR, thomas.jonsson@veoneer.com,tel +46 (0)8 527 762 27
Ray Pekar, Investor Relations, ray.pekar@veoneer.com, tel +1 (248) 794-4537

Veoneer, Inc. is a worldwide leader in automotive technology. Our purpose is to create trust in mobility. We design, manufacture and sell state-of-the-art software, hardware and systems for occupant protection, advanced driving assistance systems, and collaborative and automated driving to OEMs globally. Headquartered in Stockholm, Sweden, Veoneer has 7,400 employees in 12 countries. In 2019, sales amounted to $1.9 billion. The Company is building on a heritage of close to 70 years of automotive safety development. In 2018, Veoneer became an independent, publicly traded company listed on the New York Stock Exchange (NYSE: VNE) and on the Nasdaq Stockholm (SSE: VNE SDB).

Safe Harbor Statement: This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Veoneer, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we

assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.